Exhibit 10.14

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT (the “Third Amendment”) is entered into as of this 1st day of May, 2023 (the “Effective Date”) by and between NS 141 Tremont LLC, a Massachusetts limited liability company having an address of c/o Synergy Investments LLC, 10 Post Office Square, 14th Floor, Boston, Massachusetts 02109 (the “Landlord”) and Flywire Corporation, a Delaware corporation with an address of 141 Tremont Street, Floor 10, Boston, Massachusetts 02111 (the “Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated April 8, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 7, 2016 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated October 23, 2018 (the “Second Amendment”), leasing to Tenant approximately 16,419 rentable square feet of space consisting of the ninth (9th), tenth (10th), and eleventh (11th) floors of the Building (the “Premises”) as more particularly described therein and located at 141 Tremont Street, Boston, Massachusetts (the “Building”);

WHEREAS, the Original lease, as amended by the First Amendment and Second Amendment and this Third Amendment, shall be known as the “Lease”;

WHEREAS, Landlord and Tenant desire to terminate a portion of the Premises consisting of 5,473 rentable square feet of space on the ninth (9th) floor of the Building (the “9th Floor Premises”) and to make other modifications to the Lease, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.
Defined Terms. All capitalized terms not otherwise ascribed a definition in this Third Amendment shall have the meaning ascribed to such term as set forth in the Lease.

2.
9th Floor Premises. Effective on September 30, 2023 (the “9th Floor Termination Date”), Landlord and Tenant hereby agree that Tenant shall surrender and vacate the 9th Floor Premises on the Termination Date in accordance with the terms and provisions of the Lease and this Third Amendment, including without limitation, delivery of the Premises in broom clean condition with removal of personal property and signage in accordance with the Lease. Tenant shall be relieved of its obligation to pay Rent on the 9th Floor Premises only from October 1, 2023 – March 31, 2024. Landlord and Tenant hereby agree that Landlord shall complete the removal of the staircase connecting the 9th and 10th floors promptly following the 9th Floor Termination Date, at Landlord’s sole cost and expense, and the entirety of the removal project shall not exceed sixty (60) days. Landlord shall be responsible for any repair work that is required due to stairwell removal including cosmetic work. The Lease shall remain unmodified in full force and effect with respect to the 10th Floor Premises and the 11th Floor Premises,

including, without limitation, Tenant’s obligation to pay Rent. For the avoidance of doubt, commencing October 1, 2023 – March 31, 2024, Tenant shall pay Monthly Base Rent in the amount of $55,642.17 and Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses shall include the 10th Floor Premises (in accordance with Section 11 and Section 12 of the Second Amendment) and 11th Floor Premises (in accordance with Section 7 and Section 8 of the Second Amendment) only.

3.
Premises. Effective as of April 1, 2024 (the “Commencement Date”), the definition of “Premises” in Section 1 of the Lease is hereby deleted in its entirety and replaced by the following:

“Premises: Approximately 10,946 rentable square feet consisting of the 10th and 11th floors of the Building substantially as shown on the plans described in Exhibit B (Plan of Premises) attached hereto and incorporated herein by this reference.”

4.
Term. Effective as of the Commencement Date, the definition of “Term” in Section 1 of the Lease is hereby deleted in its entirety and replaced by:

“Term: Three (3) years and three (3) months beginning on the Commencement Date and ending on the last day of the thirty- ninth (39th) full calendar month thereafter (the “Expiration Date”), unless terminated or extended as provided herein.”

5.
Rent Abatement; Rent Abatement Period. Notwithstanding the foregoing Base Rent Schedule or any contrary provision of this Third Amendment, but subject to the terms and conditions of this Third Amendment, Tenant shall not be obligated to pay any Base Rent for the Premises for the first three (3) months (the “Rent Abatement”) following the Commencement Date (the “Rent Abatement Period”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Third Amendment, and for agreeing to pay the rental and perform the terms and conditions otherwise required under this Third Amendment. If, prior to the expiration of the Rent Abatement Period, there shall be an Event of Default under the Lease, beyond any applicable notice or cure period, then (1) Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full and (2) Landlord shall have all rights and remedies set forth in the Lease in addition to any and all other rights and remedies available to Landlord at law or in equity.

6.
Base Rent. Effective as of the Commencement Date, the definition of “Base Rent” in Section 1 of the Lease is hereby deleted in its entirety and replaced by the following:

“Base Rent:

Period	Annual Base Rent	Monthly Base Rent
Commencement Date through – Month 15 (1st Lease Year)	*$612,976.00	*$51,081.33
Month 16 – 27 (2nd Lease Year)	$625,235.52	$52,102.96

Month 28 – 39 (3rd Lease Year)	$637,740.23	$53,145.02

* Notwithstanding the forgoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms herein, Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during the first three (3) months of the Term.”

7.
Tenant’s Share of Taxes. Effective as of the Commencement Date, the definition of “Tenant’s Share of Taxes” in Section 1 of the Lease is hereby deleted in its entirety and replaced by:

“Tenant’s Share of Taxes 15.75% above Base Tax Year”

8.
Tenant’s Share of Operating Expenses. Effective as of the Commencement Date, the definition of “Tenant’s Share of Operating Expenses” in Section 1 of the Lease is hereby deleted in its entirety and replaced by:

“Tenant’s Share of Operating Expenses 15.75% above Base Expense Year”

9.
Real Estate Taxes. Effective as of the Commencement Date, the definition of “Base Tax Year” in Section 1 of the Lease is hereby deleted in its entirety and replaced by the following:

“Base Tax Year: Fiscal year 2025 (i.e. July 1, 2024 through June 30, 2025)”

10.
Operating Expenses. Effective as of the Commencement Date, the definition of “Base Expense Year” in Section 1 of the Lease is hereby deleted in its entirety and replaced by the following:

“Base Expense Year: Calendar year 2024 (i.e. January 1, 2024 through December 31, 2024)”

11.
Security Deposit. Effective as of the Commencement Date:

A.
The definition of “Security Deposit” in Section 1 of the Lease is hereby deleted in its entirety and replaced by the following:

“Security Deposit: $75,000.00”

B.
Section 13.2 of the First Amendment to Lease is hereby deleted.

12.
Extension Option. Effective as of the Commencement Date, Section 50.1 “Extension Option” of the Lease is hereby deleted in its entirety and replaced by the following:

“50.1 Extension Option. Provided that Tenant shall not be in an Event of Default either at the time of the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), beyond any applicable notice and grace period, Tenant shall have one (1) option (the "Extension Option") to extend the Term of this Lease for an additional three (3) years (the "Extension Term"). Tenant must exercise the Extension Option by providing written notice of election to Landlord (the “Extension Notice") no more than fifteen

(15) months and no less than twelve (12) months prior to the scheduled expiration of the Term of this Lease. The Annual Base Rent in and for the Extension Term shall be one hundred percent (100%) of the Fair Market Base Rent (as hereinafter defined). All other terms of this Lease shall apply during the Extension Term. If Tenant shall fail to send the Extension Notice within the time period herein provided, the Extension Option shall cease to exist and terminate, and Tenant shall have no further opportunity to exercise the Extension Option.”

13.
Right of First Offer. Section 51 of the Lease is hereby deleted.

14.
Exhibits. Existing Exhibit C, Exhibit D and Exhibit E and Exhibit F to the Lease are hereby deleted.

15.
Floor Plan Exhibit. The floor plan of the Premises, attached hereto as Exhibit B (need attached), is hereby inserted immediately following the existing Exhibit B to the Lease and incorporated therein.

16.
Condition of the Premises. Tenant acknowledges and agrees that it is currently in possession of the Premises and the Premises is leased in its current “as-is” condition, without any obligation on the part of Landlord to prepare the Premises for Tenant’s continued occupancy thereof and without any representations or warranties by Landlord as to the condition of the Premises or the suitability thereof for Tenant’s use.

17.
Brokers. Landlord and Tenant represent and warrant to each other that neither has dealt with any brokers in connection with this Third Amendment other than CBRE, and each agrees to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any other broker or agent in connection with this Third Amendment. Landlord will pay any commission due to the broker hereunder pursuant to its separate agreement with the broker hereunder subject to execution and delivery of this Third Amendment by Landlord and Tenant. The provisions of this Section 17 shall survive the expiration or earlier termination of the Lease.

18.
Authority. Tenant hereby covenants and warrants that (a) Tenant is in good standing under the laws of the State of Delaware, (b) Tenant has full power and authority to enter into this Third Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Third Amendment and (c) each person (and all of the persons if more than one signs) signing this Third Amendment on behalf of Tenant is duly and validly authorized to do so. Landlord hereby covenants and warrants that (x) Landlord is in good standing under the laws of the Commonwealth of Massachusetts, (y) Landlord has full power and authority to enter into this

Third Amendment and to perform Landlord’s obligations under the Lease, as amended by this Third Amendment and (z) each person (and all of the persons if more than one signs) signing this Third Amendment on behalf of the Landlord is duly and validly authorized to do so.

19.
No Offer. THE SUBMISSION OF THIS THIRD AMENDMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS THIRD AMENDMENT BECOMES EFFECTIVE ONLY UPON EXECUTION,

ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

20.
Entire Agreement. This Third Amendment, together with the Lease, constitutes the entire agreement between the Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreement or understandings.

21.
Incorporation. The Lease, as modified herein, remains in full force and effect, and the parties hereby ratify the same. This Third Amendment shall be binding upon the parties and their respective successors and assigns, except as set forth in the Lease. To the extent the terms and conditions of the Lease conflict with or are inconsistent with this Third Amendment, the terms and conditions of this Third Amendment shall control.

22.
Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one (1) agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Third Amendment to form one (1) document.

[This space intentionally left blank; signatures to follow]

Executed as an instrument under seal on the date and year first written above.

TENANT:

FLYWIRE CORPORATION,

a Delaware corporation

By: /s/ Peter Butterfield

Name: Peter Butterfield

Title: General Counsel & Chief Compliance Officer

Duly Authorized

LANDLORD:

NS 141 TREMONT LLC,

a Massachusetts limited liability company

By: /s/ David Greaney

Name: David Greaney

Title: Authorized Signatory

EXHIBIT B

FLOOR PLAN

See attached.